Exhibit 4.1

FUTU HOLDINGS LIMITED CERTIFICATE NUMBER DATE OF ISSUEACCOUNT NUMBERT/R. REF.NUMBER OF SHARE(S)NUMBER OF SHARE(S):SHAREHOLDER(S):CERTIFICATE NUMBER/CODE:GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE OF ISSUE AS STATED ABOVE.NO TRANSFER OF THE WHOLE OR ANY PORTION OF THE ABOVE SHARE(S) CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS SHARE CERTIFICATE.HONG KONG SHARE REGISTRAR: TRICOR INVESTOR SERVICES LIMITED, 17/F, FAR EAST FINANCE CENTRE, 16 HARCOURT ROAD, HONG KONG.CLASS A ORDINARY SHARE CERTIFICATEHONG KONG SHARE REGISTERTHIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID CLASS A ORDINARY SHARE(S) OF PAR VALUE OF US$0.00001 EACH IN THE SHARE CAPITAL OF FUTU HOLDINGS LIMITED (THE COMPANY) AS DETAILED BELOW SUBJECT TO THE MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.(A company controlled through weighted voting rights and incorporated in the Cayman Islands with limited liability) DIRECTOR 2220894(A)-19/12-419-12-2022 4Futu Holdings Hong Kong Security Printing Ltd.Tel. 2726 9288 Fax. 2726 9292Job No. Customer: DateSubmittedNote:There may be acceptable colour variation on the actual printing. DateRemarks : Logo 2CCustomersApproval 2220894 1/2PRINTED BY HKSP TEL: 2726 9288■ Black■ Black 5%■ 2975U■ 2975U 30%